EXHIBIT 4.1


     [LOGO]  CAPELOGIC INCORPORATED
             Providing Technology Solutions for Financial Services

--------------------------------------------------------------------------------

                                         1 Windhaven Court, Monroe Twp, NJ 08831
                                  Telephone: (609) 448-7930  Fax: (973) 206-9430
                                                         Web:  www.capelogic.com


                                 April 17, 2013



Advisors Asset Management, Inc.
8100 E. 21st St. North, Ste. 900B
Wichita, KS  67226



     Re:                 Advisors Disciplined Trust 1015
         Global Gold Income Portfolio, Series 2013-2Q - An SMC Portfolio
         ---------------------------------------------------------------

Gentlemen:

We have examined the Registration Statement File No. 333-186300, for the referenced Trust and acknowledge that Capelogic, Inc. is currently acting as the independent pricing agent for Advisors Disciplined Trust 1015. Subsequently, we hereby consent to the reference of Capelogic, Inc. as independent pricing agent.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,


/s/ SALMAN AHMAD
----------------
Salman Ahmad
Treasurer